EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

          We  hereby  consent  to  the   incorporation   by  reference  in  this
Registration  Statement  on Form  S-8 of our  report  dated  February  21,  2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
May 2, 2005